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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM S-8


                 REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933



                             3DFX INTERACTIVE, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             CALIFORNIA                                 77-0390421
   -------------------------------              -----------------------
(State of incorporation or organization)           (IRS Employer
                                                    Identification No.)


                            4435 Fortran Drive
                           San Jose, California              95134
                   -------------------------------        -----------
              (Address of principal executive offices)     (Zip Code)

                            1995 EMPLOYEE STOCK PLAN
            --------------------------------------------------------
                             (Full title of the plans)

                                  DAVID ZACARIAS
                     Chief Financial Officer and Secretary
                             3DFX INTERACTIVE, INC.
                              4435 Fortran Drive
                           San Jose, California  95134
                               (408) 935-4400
            --------------------------------------------------------
(Name, address, and telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
            --------------------------------------------------------
                                        Proposed        Proposed
Title of Each Class of                   Maximum         Maximum      Amount of
Securities to be       Amount to be   Offering Price    Aggregate  Registration
Registered              Registered       Per Share    Offering Price    Fee
--------------------------------------------------------------------------------
Common Stock, no par
value                    2,000,000        $17.28(1)      $34,560,000     $9,608
--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on May 17, 1999.

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        The contents of the Registrant's Form S-8 Registration
Statement (Registration Statement No. 333-58207) filed with the Commission on June 20, 1998 and the Registrant's Form S-8 Registration Statement (Registration Statement No. 333-39109) filed with the Commission on October 30, 1997 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number    Document


4.1 1995 Employee Stock Plan, as amended, and forms of agreement thereunder.

5.1     Opinion of Wilson Sonsini Goodrich & Rosati, a
        Professional Corporation.

23.1    Consent of Independent Accountants.

23.2    Consent of counsel (contained in Exhibit 5.1).

24.1    Power of Attorney (see page II-5).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra-tion statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of May, 1999.
                                            3DFX INTERACTIVE, INC.
                                            (Registrant)

                                            By:  /S/ L. GREGORY BALLARD
                                                 L. Gregory Ballard
                                                 President and Chief
                                                 Executive Officer

                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, L. Gregory Ballard and David Zacarias his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                         Title                     Date
---------------------------  ----------------------------------  -------------
  /s/ L. GREGORY BALLARD     President, Chief Executive           May 20, 1999
---------------------------    Officer and Director
     (L. Gregory Ballard)    (Principal Executive Officer)

  /s/ DAVID ZACARIAS        Vice President of Finance and         May 20, 1999
---------------------------    Chief Financial Officer
     (David Zacarias)        (Principal Financial and
                             Accounting Officer)

 /s/ GORDON A. CAMPBELL      Chairman of the Board                May 20, 1999
---------------------------
     (Gordon A. Campbell)

  /s/ JAMES WHIMS           Director                              May 20, 1999
---------------------------
     (James Whims)

  /s/ PHILIP M. YOUNG       Director                              May 20, 1999
---------------------------
     (Philip M. Young)

  /s/ ANTHONY SUN           Director                              May 20, 1999
---------------------------
     (Anthony Sun)
Vice President, Finance and

  /s/ ALEX LEUPP            Director                              May 20, 1999
---------------------------
     (Alex Leupp)

  /s/ SCOTT D. SELLERS      Director                              May 20, 1999
---------------------------
     (Scott D. Sellers)


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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                    ___________________________________
                                 EXHIBITS
                    ___________________________________

                      Registration Statement on Form S-8
                            3Dfx Interactive, Inc.
                                 May 21, 1999

                             INDEX TO EXHIBITS

Exhibit
Number         Documents
4.1   1995 Employee Stock Plan, as amended, and forms of agreement thereunder

5.1   Opinion of counsel as to legality of securities being registered

23.1  Consent of Independent Accountants

23.2  Consent of counsel (contained in Exhibit 5.1)

24.1  Power of Attorney (see page II-5)